CJUF II STRATUS BLOCK 21 LLC
AGREEMENT REGARDING SALE AND PURCHASE
This Agreement Regarding Sale and Purchase (this “Agreement”) is made and entered into effective as of September 28, 2015 (the “Effective Date”) by and among CJUF II BLOCK 21 MEMBER, LLC, a Delaware limited liability company (“Seller”), CANYON-JOHNSON URBAN FUND II, L.P., a Delaware limited partnership (“Canyon-Johnson”), STRATUS BLOCK 21 INVESTMENTS, L.P., a Texas limited partnership (“Purchaser”), STRATUS BLOCK 21 HOLDINGS, INC., a Texas corporation (“Stratus Block 21 Holdings”), STRATUS PROPERTIES INC., a Delaware corporation (“Stratus”), and CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (the “Company”). Seller, Canyon-Johnson, Purchaser, Stratus Block 21 Holdings, Stratus, and the Company are referred to individually as a “Party” and collectively as the “Parties.” Seller and Canyon-Johnson are referred to collectively as the “Seller Parties.” Purchaser, Stratus Block 21 Holdings, Stratus, and the Company are referred to collectively as the “Purchaser Parties.”
R E C I T A L S:
A.    Seller, Purchaser, and Stratus Block 21 Holdings are the only members of the Company.
B.    The Company is governed by, and Seller and Purchaser are parties to, that certain Amended and Restated Operating Agreement of the Company, dated as of May 1, 2008, as amended by that certain Amendment No. 1 to the Amended and Restated Operating Agreement of the Company dated as of June 11, 2008, as amended by that certain Amendment No. 2 to the Amended and Restated Operating Agreement of the Company dated as of August 20, 2009, as amended by that certain Amendment No. 3 to the Amended and Restated Operating Agreement of the Company dated as of October 15, 2009, as amended by that certain Amendment No. 4 to the Amended and Restated Operating Agreement of the Company dated as of December 16, 2009, as amended by that certain Amendment No. 5 to the Amended and Restated Operating Agreement of the Company dated as of March 31, 2010, as amended by that certain Amendment No. 6 to the Amended and Restated Operating Agreement of the Company dated as of June 24, 2010, as amended by that certain Amendment No. 7 to the Amended and Restated Operating Agreement of the Company dated as of March 14, 2011, as amended by that certain Amendment No. 8 to the Amended and Restated Operating Agreement of the Company dated as of May 6, 2011, as amended by that certain Amendment No. 9 to the Amended and Restated Operating Agreement of the Company dated as of June 13, 2011, as amended by that certain Amendment No. 10 to the Amended and Restated Operating Agreement of the Company dated as of July 7, 2011, as amended by that certain Amendment No. 11 to the Amended and Restated Operating Agreement of the Company dated as of July 19, 2011, as amended by that certain Amendment No. 12 to the Amended and Restated Operating Agreement of the Company dated as of August 9, 2011, as amended by that certain Amendment No. 13 to the Amended and Restated Operating Agreement of the Company dated as of September 9, 2011, as amended by that certain Amendment No. 14 to the Amended and Restated Operating Agreement of the Company dated as of October 18, 2011, as amended by that certain Amendment No. 15 to the Amended and Restated Operating Agreement of the Company dated as of November 10, 2011, as amended by that certain Amendment No. 16 to the Amended and Restated Operating Agreement of the

Company dated as of November 16, 2011, as amended by that certain Amendment No. 17 to the Amended and Restated Operating Agreement of the Company dated as of December 20, 2011, as amended by that certain Amendment No. 18 to the Amended and Restated Operating Agreement of the Company dated as of February 6, 2012, and as amended by that certain Amendment No. 19 to the Amended and Restated Operating Agreement of the Company dated as of September 30, 2013 (collectively, the “Company Agreement”).
C.    Seller owns and holds an Equity Ownership Percentage (as defined in the Company Agreement) in the Company (“Seller’s Equity Ownership Percentage”). For reference, the Company’s calendar year 2014 Form 1065 filed with the Internal Revenue Service reflects a calendar year 2014 ending share of profit of 57.763728% and ending share of capital of 57.769999% for Seller’s Equity Ownership Percentage. Seller is selling all of Seller’s Equity Ownership Percentage (the “Assigned Equity Ownership Percentage”) to Purchaser pursuant to the terms of this Agreement.
D.    Capitalized terms not defined in this Agreement will have the meanings ascribed to such terms in the Company Agreement.
NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article 1
SALE AND TRANSFER OF EQUITY OWNERSHIP PERCENTAGE
1.1    Agreement to Sell and Transfer. Purchaser agrees to purchase the Assigned Equity Ownership Percentage from Seller, and Seller agrees to sell, assign, transfer, and deliver the Assigned Equity Ownership Percentage to Purchaser upon the terms and conditions set forth in this Agreement.
1.2    Purchase Price. In exchange for the Assigned Equity Ownership Percentage, Purchaser will deliver to Seller a total of Sixty-One Million Nine Hundred Eighty-Nine Thousand Four Hundred Fifty-Five and 87/100 Dollars ($61,989,455.87) (the “Purchase Price”) by wire transfer of immediately available funds.
1.3    Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) will occur simultaneously with the execution of this Agreement by Seller and Purchaser effective as of the Effective Date (the “Closing Date”). The Closing will take place at the offices of Heritage Title Company of Austin, Inc. (the “Title Company”), 401 Congress Avenue, Suite 1500, Austin, Texas 78701, Attn: Amy Fisher, Closing Officer.
1.4    Seller’s Closing Obligations. At Closing, Seller and Canyon-Johnson, as applicable, will:
(a)    execute and deliver to Purchaser an Assignment and Transfer in the same form as Exhibit “A”, attached hereto and incorporated herein (the “Assignment”); and

(b)    execute and deliver to Purchaser and the Title Company such other certificates, closing statements, affidavits, and evidences of authority as reasonably requested by the Title Company.
1.5    Purchaser’s Closing Obligations. At Closing, Purchaser, Stratus Block 21 Holdings, Stratus, and the Company, as applicable, will:
(a)    deliver the Purchase Price to Seller;
(b)    cause Bank of America, N.A. to deliver to Seller an executed release of Canyon from that certain Guaranty Agreement dated as of September 30, 2013 and that certain Environmental Indemnification and Release Agreement dated as of September 30, 2013 in the same form as Exhibit “B”, attached hereto and incorporated herein (the “Release of Guarantor”);
(c)    cause Stratus and the Company to execute and deliver the Release of Guarantor; and
(d)    execute and deliver to Seller and the Title Company such other certificates, closing statements, affidavits, and evidences of authority as reasonably requested by the Title Company.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
2.1    Representations and Warranties of Seller. As a material inducement to Purchaser to execute and perform its obligations under this Agreement, Seller makes the representations and warranties set forth in the Assignment to Purchaser.
2.2    Representations and Warranties of Purchaser. As a material inducement to Seller to execute and perform its obligations under this Agreement, Purchaser represents and warrants to Seller that (a) Purchaser has the full right, power and authority to execute and deliver this Agreement and perform its obligations under this Agreement; (b) Purchaser has duly executed and delivered this Agreement, and all action on the part of or on behalf of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement has been taken; (c) upon execution by Seller, this Agreement shall constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or subject to the effects of general equitable principles; or (d) the execution of this Agreement will not conflict with nor result in the breach or violation of or default under any term, condition, or provisions of any note, bond, indenture, license, lease, agreement, judgment, order, decree, law, rule, regulation, instrument, or obligation that Purchaser is a party to or bound to. Purchaser will defend, hold harmless, and indemnify Seller and Canyon-Johnson from and after the date of this Agreement against any and all loss, damage, liability, claim, or deficiency (including, without limitation, reasonable attorney’s fees and costs of courts) incurred by them resulting from or incidental to any misrepresentation or breach of warranty by Purchaser under this Agreement.

2.3    Survival of Representations and Warranties. The representations, warranties, and covenants contained in this Agreement and any instrument delivered in connection with this Agreement will survive the execution of this Agreement.
ARTICLE 3
MISCELLANEOUS
3.1    Consents to Transfers. Effective as of the day before the Effective Date, (i) Purchaser assigned and transferred to Stratus Block 21 Holdings a 0.1% Equity Ownership Percentage out of the Equity Ownership Percentage owned and held by Purchaser and (ii) Stratus Block 21 Holdings was admitted as a member of the Company. Seller consents to such assignment and transfer by Purchaser to Stratus Block 21 Holdings and consents to the admission of Stratus Block 21 Holdings as a member of the Company. Stratus Block 21 Holdings consents to the assignment and transfer of Seller’s Equity Ownership Percentage to Purchaser as provided in this Agreement.
3.2    Guarantees. Canyon-Johnson hereby unconditionally and irrevocably guarantees to Purchaser any and all obligations, representations, warranties, covenants, and agreements of Seller under this Agreement. Stratus hereby unconditionally and irrevocably guarantees to Seller any and all obligations, representations, warranties, covenants, and agreements of Purchaser under this Agreement.
3.3    Tax Matters. The Parties agree that for U.S. Federal income tax purposes, the purchase and sale of the Assigned Equity Ownership Percentage by the Seller to Purchaser pursuant to this Agreement (a) shall result in a technical termination of the Company for purposes of Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended, and (b) shall cause the short taxable year of the Company from January 1, 2015 through the end of the Effective Date (the “2015 Short Period”) to close as of the end of the day on the Effective Date. For U.S. Federal income tax purposes, the Company will continue to be taxed as a partnership for U.S. Federal income tax purposes and will continue with the same Federal employer identification number unless otherwise determined by Purchaser. As set forth in Section 5.6 of the Company Agreement, Purchaser shall cause to be prepared the Company returns of income for those tax authorities requiring filing. Unless otherwise agreed by the Members, the Company will engage Price Waterhouse Coopers (“PWC”) to prepare the applicable 2015 Short Period Federal and state tax returns of the Company and determine the applicable allocations of income, gains, losses, credits and deductions and other tax and accounting items as of the Effective Date in accordance with the closing-of-the-books method of accounting and consistent in all material respects with prior tax and accounting practices and the Company Agreement and subject to the reasonable and good faith approval of Purchaser and Seller. If PWC is not able or willing to prepare the applicable returns and make the determinations as set forth above, then Purchaser and Seller will in agree in good faith on a substitute accountant. Tax returns, tax elections, and other tax-related choices will continue to be subject to Section 5.6 and the Company Agreement. Any disagreement among Purchaser and Seller with respect to tax returns, tax elections, and other tax-related choices will be resolved in accordance with Section 8.19 of the Company Agreement. Seller will continue to be the tax matters partner for the 2015 Short Period returns. Purchaser will be the tax matters partner for all subsequent periods, including, without limitation the short-period return for the period from the day after the Effective Date through December 31, 2015.

3.4    Bank Accounts. Seller and Purchaser will immediately take all action and execute such documents as reasonably requested by the other party to close the Company bank account at City National Bank and to remove Seller and any and all representatives, agents, and affiliates of Seller as a signatory or authorized person on any and all Company bank, deposit, investment, and other accounts.
3.5    Texas Franchise Taxes.
(a)    Returns. The Company filed its Texas state franchise tax returns for the calendar years 2011, 2012, 2013, and 2014, and will be filing its Texas state franchise tax return for the 2015 Short Period (collectively, the “2011-2015 Returns”), on a combined basis with affiliates of Canyon-Johnson using two separate unitary groups – one unitary group for “development” entities of which the Company was a part and one unitary group for “non-development” entities. The Parties believe that such position is reasonable and defensible. If the Texas State Comptroller were to challenge the Company’s and Canyon Johnson’s position taken with regard to two separate unitary groups and ultimately prevailed on a determination to disallow such position, then the Company may owe to the Texas State Comptroller additional Texas state franchise taxes for the periods covered by the 2011-2015 Returns.
(b)    Notices. Each Party agrees to promptly notify the other Parties in writing upon receiving any notice, claim, or information from the Texas State Comptroller or any other representative of the State of Texas of any pending claim, audit, or assessment of taxes relating to or arising from the Texas state franchise tax returns or Texas state franchise taxes of the Company or that could reasonably be expected to affect the Company for any period on or prior to the Effective Date.
(c)    Cooperation and Records. Each Party agrees to promptly consult and cooperate in good faith with each of the other Parties prior to and in connection with furnishing factual evidence and statements and responding to and/or defending any claim, audit, or assessment of taxes, interest, or penalties relating to or arising from the Texas state franchise tax returns or Texas state franchise taxes of the Company or that could reasonably be expected to affect the Company for any period on or prior to the Effective Date. Such cooperation shall include, without limitation, the retention and (upon the other Party's request) the provision of documents, records, and information that are reasonably relevant to any such tax return filing, audit, litigation, or other proceeding and making employees available on a reasonably convenient basis to provide additional information and explanation of any materials provided hereunder. Each Party and their respective representatives and counsel, at the applicable Party’s own expense, shall be entitled to reasonably participate in all conferences, meetings, or proceedings with the Texas State Comptroller or other applicable taxing authority with respect to any of the Texas state franchise tax returns or Texas state franchise taxes of the Company or that could reasonably be expected to affect the Company for any period on or prior to the Effective Date. The Parties agree to promptly consult and cooperate in good faith with each other in the negotiation, settlement, dispute resolution, or litigation with respect to any of the Texas state franchise tax returns or Texas state franchise taxes of the Company or that could reasonably be expected to affect the Company for any period on or prior to the Effective Date. All decisions with respect to such negotiation and settlement or litigation shall be made by the Parties after full and good faith consultation with the other Parties. Each Party agrees (i) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the other Parties, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any governmental authority, and (ii) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, allow the requesting Party to take possession of such books and records.
(d)    Amendments to Returns. No Party will amend or modify any of the 2011-2015 Returns without the prior written consent of the other Parties, which consent will not be unreasonably withheld if such amendment or modification is required by applicable law.
(e)    Company Liability. If a court or governmental taxing authority of competent jurisdiction makes a final non-appealable determination that the Company is obligated to pay additional Texas state franchise taxes, and/or interest and penalties on such taxes for the 2011-2015 Returns because the Company should have filed a combined Texas State franchise return with one unitary group, instead of two unitary groups, then the Company agrees to pay and will pay to the Texas State Comptroller the amount of taxes, interest, and penalties, if any, determined by the Texas State Comptroller to be owed by the Company solely with respect to the operations and results of the Company (the “Tax Adjustment”), but not with respect to any operations or results of any affiliate of Canyon-Johnson. If the Texas State Comptroller does not specifically determine the amount of such Tax Adjustment solely with respect to the operations and results of the Company, then the determination of the amounts of the Tax Adjustment will be made by PWC consistent in all material respects with prior tax and accounting practices, the Company Agreement, and the allocation and calculation methods used to compute the estimates agreed to by the Parties of even date herewith, and subject to the reasonable and good faith approval of the Parties. If PWC is not able or willing to make the determinations as set forth above, then the Parties will agree in good faith on a substitute accountant. Any disagreement among the Parties with respect to the determinations in this Section 3.5 will be resolved in accordance with Section 8.19 of the Company Agreement. The Company will not be obligated or liable to pay any taxes, interest, or penalties for any affiliate of Canyon-Johnson. If the Company does not pay all of the amount of the Tax Adjustment to the Texas State Comptroller when due after a final determination as set forth in this Section 3.5 and the Seller Parties are required to pay all or part of the Tax Adjustment directly to the Texas State Comptroller, then the Purchaser Parties will promptly reimburse and indemnify the Seller Parties for the amount of the Tax Adjustment paid by the Seller Parties.
(f)    Seller Parties Liability. Except for the Tax Adjustment (which, for avoidance of doubt, is solely with respect to the operations and results of the Company, and which will be the responsibility of the Company as set forth in Section 3.5(e) above), the Seller Parties will be responsible and liable for and will pay to the Texas State Comptroller all Texas state franchise taxes, interest, and penalties, if any, due and payable with respect to Seller Parties and any entity (other than the Company and any subsidiary of the Company) that could be combined or consolidated with Seller or Canyon-Johnson for purposes of Texas state franchise tax reporting during any periods ending on or prior to the Effective Date (the “Non-Block 21 Taxes”). If the Purchaser Parties are required to pay all or part of the Non-Block 21 Taxes directly to the Texas State Comptroller, then the Seller Parties will promptly reimburse and indemnify the Purchaser Parties for the amount of the Non-Block 21 Taxes paid by the Purchaser Parties.
(g)    Representations and Warranties. The Seller Parties represent and warrant to the Purchaser Parties that, to the best of the Seller Parties’ knowledge after reasonable due inquiry, (i) the information and calculations in the tax schedules provided by the Seller Parties to the Purchaser Parties on September 25, 2015 (the “Schedules”) are true, complete, and correct in all material respects; (ii) the Schedules include all entities owned, in whole or in part, directly or beneficially by Canyon-Johnson that could be combined or consolidated with Canyon-Johnson for purposes of Texas state franchise tax reporting during any periods ending on or prior to the Effective Date; and (iii) none of the Company, Seller, or Canyon-Johnson could be combined or consolidated with any affiliate of Canyon-Johnson (other than the entities included on the Schedules) or any owner of Canyon-Johnson for purposes of Texas state franchise tax reporting during any periods ending on or prior to the Effective Date.
(h)    Confidentiality. The Purchaser Parties will keep the Schedules and the information provided in the Schedules (the “Confidential Information”) confidential and will not disclose (directly or indirectly), and will take all reasonable steps to prevent disclosure of, any of the Confidential Information to any third party. The Purchaser Parties may disclose the Confidential Information only to the Purchaser Parties’ officers, employees, agents, and advisors who need to know such information (the “Representatives”). The Purchaser Parties will be responsible for any breach of this Agreement by the Representatives. Notwithstanding the foregoing, if the Purchaser Parties are required to disclose certain Confidential Information in order to comply with applicable law or regulation or with any requirement imposed by judicial or administrative process or any governmental or court order, the Purchaser Parties will promptly notify the Seller Parties within a reasonable time prior to such disclosure to allow the Seller Parties to seek a protective order or other remedy to protect the confidentiality of the Confidential Information. If such protective order or other remedy is not sought or obtained, the Purchaser Parties may disclose only that portion of the Confidential Information that Purchaser Parties’ legal counsel advises the Purchaser Parties that they are legally required to disclose.
3.6    Mutual Releases.
(a)    Definitions. For purposes of this Section 3.6:
(i)    “Seller” refers to Seller, individually, as well as its attorneys, accountants, legal representatives, servants, agents, successors and assigns, heirs, administrators and personal representatives, and all other persons or entities acting on its behalf whether authorized or not.

(ii)    “Canyon-Johnson” refers to Canyon-Johnson, individually, as well as its attorneys, accountants, legal representatives, servants, agents, successors and assigns, heirs, administrators and personal representatives, and all other persons or entities acting on its behalf whether authorized or not.
(iii)    “Seller Parties” refers to Seller and Canyon-Johnson, collectively.
(iv)    “Purchaser” refers to Purchaser, individually, as well as its attorneys, accountants, legal representatives, servants, agents, successors and assigns, heirs, administrators and personal representatives, and all other persons or entities acting on its behalf whether authorized or not.
(v)    “Stratus Block 21 Holdings” refers to Stratus Block 21 Holdings, individually, as well as its attorneys, accountants, legal representatives, servants, agents, successors and assigns, heirs, administrators and personal representatives, and all other persons or entities acting on its behalf whether authorized or not.
(vi)    “Stratus” refers to Stratus, individually, as well as its attorneys, accountants, legal representatives, servants, agents, successors and assigns, heirs, administrators and personal representatives, and all other persons or entities acting on its behalf whether authorized or not.
(vii)    “Company” refers to the Company, individually, as well as its attorneys, accountants, legal representatives, servants, agents, successors and assigns, heirs, administrators and personal representatives, and all other persons or entities acting on its behalf whether authorized or not.
(viii)    “Purchaser Parties” refers to Purchaser, Stratus Block 21 Holdings, Stratus and the Company, collectively.
(ix)    “Closing Documents” refers to this Agreement, the Assignment, the Release of Guarantor, and all other documents or instruments executed in connection with the conveyance to Purchaser of Seller’s Equity Ownership Percentage.
(x)    “All Claims” means all claims and causes of action of any nature, whether now known or unknown, asserted or unasserted, accrued or unaccrued, whether in contract or in tort, or arising in or by virtue of any statute or regulation, for all losses and damages of any kind, including but not limited to pre- and post-judgment interest, monetary damages, attorney’s fees, and exemplary and punitive damages.
(b)    Release in Favor of the Seller Parties. The Purchaser Parties hereby fully and finally RELEASE, ACQUIT and FOREVER DISCHARGE the Seller Parties from All Claims.
(c)    Release in Favor of the Purchaser Parties. The Seller Parties hereby fully and finally RELEASES, ACQUITS and FOREVER DISCHARGES the Purchaser Parties from All Claims.

(d)    Scope and Intent of Releases. Each of the Parties specifically intends its respective release to be a general release and to, as broadly as possible, include all conceivable claims and causes of action arising since the Seller Parties and the Purchaser Parties began their business relationship in or about 2007. In this regard, by executing this Agreement, the Parties warrant and represent that they are knowingly and for adequate consideration releasing all known and unknown claims and causes of action against one another. Each of the Parties’ respective releases does not release any claims or causes of action pertaining to the obligations created by this Agreement or the Closing Documents.
(e)    Specific Disclaimer of Reliance by the Seller Parties. Each of the Seller Parties warrants and represents that, in releasing these claims, it has not consulted with or relied on any of the Purchaser Parties’ attorneys, or anyone else acting by or on behalf of the Purchaser Parties. Each of the Seller Parties expressly disclaims any reliance on any counselor, advisor or attorney in making the decision to release the Purchaser Parties, other than the Seller Parties’ own attorneys.
(f)    Specific Disclaimer of Reliance by the Purchaser Parties. Each of the Purchaser Parties warrant and represent that, in releasing these claims, they have not consulted with or relied on the Seller Parties, the Seller Parties’ attorneys, or anyone else acting by or on behalf of the Seller Parties. Each of the Purchaser Parties expressly disclaim any reliance on any counselor, advisor or attorney in making the decision to release the Seller Parties, other than the Purchaser Parties’ own attorneys.
3.7    Additional Assurances. Without further consideration, at any time and from time to time, each party agrees to execute and deliver such further instruments of conveyance, transfer, assignment, and ratification and take such other action as any other party may reasonably request to facilitate the transactions described in this Agreement.
3.8    Notices. All notices, demands, and requests under this Agreement must be in writing and will be deemed to have been properly delivered and received (a) as of the date of delivery to the addresses set forth below if personally delivered; (b) two (2) business days after deposit in a regularly maintained receptacle for the United States mail, certified mail, return receipt requested and postage prepaid; (c) one (1) business day after deposit with Federal Express or comparable overnight delivery system for overnight delivery with all costs prepaid; or (d) one (1) business day after being sent by email with an electronic automated delivery receipt. All notices, demands, and requests under this Agreement must be addressed as follows:
If to Purchaser, Stratus
Block 21 Holdings,
Stratus, or the Company:    Stratus Block 21 Investments, L.P.
Attn: William H. Armstrong, III
212 Lavaca Street, Suite 300
Austin, Texas 78701
Email: barmstrong@stratusproperties.com

With required copy to:        Armbrust & Brown, PLLC
Attn: Kenneth N. Jones
100 Congress Avenue, Suite 1300
Austin, Texas 78701
Email: kjones@abaustin.com

If to Seller or
Canyon-Johnson:        CJUF II Block 21 Member, LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, California 90067
Attn: Robin Potts
Email: rpotts@canyonpartners.com

CJUF II Block 21 Member, LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, California 90067
Attn: Maria Stamolis
Email: mstamolis@canyonpartners.com

CJUF II Block 21 Member, LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, California 90067
Attn: Marcus Neupert
Email: mneupert@canyonpartners.com

With required copy to:        Loeb & Loeb LLP
Attn: Andrew S. Clare
10100 Santa Monica Blvd., Suite 2200
Los Angeles, California 90067
Email: aclare@loeb.com

Either party may change the party’s address for the purpose of this section by giving the other party written notice of the new address in the manner set forth above.
3.9    Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware.
3.10    Entirety and Amendments. This Agreement, together with the Assignment, constitutes the entire agreement between the Parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
3.11    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable and the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision that is as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
3.12    Counterparts. This Agreement may be signed in any number of multiple counterparts which, when taken together, constitute one agreement enforceable against all Parties. Additionally, for purposes of facilitating the execution of this Agreement: (i) the signature pages taken from separate individually executed counterparts of this Assignment may be combined to form multiple fully-executed counterparts and (ii) a facsimile signature or a signature sent by electronic mail will be deemed to be an original signature for all purposes.
3.13    Time is of the Essence. Time is of the essence in all things pertaining to this Agreement.
3.14    Binding Effect. This Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.
[Remainder of page intentionally left blank.]
[Signature pages follows.]

The parties hereto have caused this Agreement to be duly executed effective as of the Effective Date.
SELLER:
CJUF II BLOCK 21 MEMBER, LLC, a Delaware limited liability company

By:	Canyon-Johnson Urban Fund II, L.P., a Delaware limited partnership, its member

By:	Canyon-Johnson Realty Advisors II, LLC,
a Delaware limited liability company, General Partner

By: /s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

CANYON-JOHNSON:
CANYON-JOHNSON URBAN FUND II, L.P.,
a Delaware limited partnership

By:    Canyon-Johnson Realty Advisors II, LLC,
a Delaware limited liability company, General Partner

By: /s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

PURCHASER:

STRATUS BLOCK 21 INVESTMENTS, L.P., a Texas limited partnership

By:	Stratus Block 21 Investments GP, L.L.C., a Texas limited liability company, General Partner

By:     /s/ Erin D. Pickens
Name:     Erin D. Pickens
Title:     Senior Vice-President

STRATUS BLOCK 21 HOLDINGS:

STRATUS BLOCK 21 HOLDINGS, INC., a Texas corporation

By:     /s/ Erin D. Pickens
Name:     Erin D. Pickens
Title:     Senior Vice-President

STRATUS:

STRATUS PROPERTIES INC., a Delaware corporation

By:     /s/ Erin D. Pickens
Name:     Erin D. Pickens
Title:     Senior Vice-President

COMPANY:

CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company

By:	Stratus Block 21 Investments, L.P., a Texas limited partnership, Manager

By:	Stratus Block 21 Investments GP, L.L.C., a Texas limited liability company, General Partner

By:    /s/ Erin D. Pickens
Name:     Erin D. Pickens
Title:     Senior Vice-President

EXHIBIT “A”

ASSIGNMENT AND TRANSFER

[Attached to this cover page is a copy of the Assignment and Transfer.]

CJUF II STRATUS BLOCK 21 LLC
ASSIGNMENT AND TRANSFER
This Assignment and Transfer (this “Assignment”) is made by and between CJUF II BLOCK 21 MEMBER, LLC, a Delaware limited liability company (“Assignor”), and STRATUS BLOCK 21 INVESTMENTS, L.P., a Texas limited partnership (“Assignee”).
R E C I T A L S:
A.    Assignor, Assignee and Stratus Block 21 Holdings Inc., a Texas corporation, are the only members of CJUF II Stratus Block 21 LLC, a Delaware limited liability company (the “Company”).
B.    The Company is governed by, and Assignor and Assignee are parties to, that certain Amended and Restated Operating Agreement of the Company, dated as of May 1, 2008, as amended by that certain Amendment No. 1 to the Amended and Restated Operating Agreement of the Company dated as of June 11, 2008, as amended by that certain Amendment No. 2 to the Amended and Restated Operating Agreement of the Company dated as of August 20, 2009, as amended by that certain Amendment No. 3 to the Amended and Restated Operating Agreement of the Company dated as of October 15, 2009, as amended by that certain Amendment No. 4 to the Amended and Restated Operating Agreement of the Company dated as of December 16, 2009, as amended by that certain Amendment No. 5 to the Amended and Restated Operating Agreement of the Company dated as of March 31, 2010, as amended by that certain Amendment No. 6 to the Amended and Restated Operating Agreement of the Company dated as of June 24, 2010, as amended by that certain Amendment No. 7 to the Amended and Restated Operating Agreement of the Company dated as of March 14, 2011, as amended by that certain Amendment No. 8 to the Amended and Restated Operating Agreement of the Company dated as of May 6, 2011, as amended by that certain Amendment No. 9 to the Amended and Restated Operating Agreement of the Company dated as of June 13, 2011, as amended by that certain Amendment No. 10 to the Amended and Restated Operating Agreement of the Company dated as of July 7, 2011, as amended by that certain Amendment No. 11 to the Amended and Restated Operating Agreement of the Company dated as of July 19, 2011, as amended by that certain Amendment No. 12 to the Amended and Restated Operating Agreement of the Company dated as of August 9, 2011, as amended by that certain Amendment No. 13 to the Amended and Restated Operating Agreement of the Company dated as of September 9, 2011, as amended by that certain Amendment No. 14 to the Amended and Restated Operating Agreement of the Company dated as of October 18, 2011, as amended by that certain Amendment No. 15 to the Amended and Restated Operating Agreement of the Company dated as of November 10, 2011, as amended by that certain Amendment No. 16 to the Amended and Restated Operating Agreement of the Company dated as of November 16, 2011, as amended by that certain Amendment No. 17 to the Amended and Restated Operating Agreement of the Company dated as of December 20, 2011, as amended by that certain Amendment No. 18 to the Amended and Restated Operating Agreement of the Company dated as of February 6, 2012, and as amended by that certain Amendment No. 19 to the Amended and Restated Operating Agreement of the Company dated as of September 30, 2013 (collectively, the “Company Agreement”).

C.    Assignor owns and holds an Equity Ownership Percentage (as defined in the Company Agreement) in the Company (“Assignor’s Equity Ownership Percentage”). For reference, the Company’s calendar year 2014 Form 1065 filed with the Internal Revenue Service reflects a calendar year 2014 ending share of profit of 57.763728% and ending share of capital of 57.769999% for Assignor’s Equity Ownership Percentage. Pursuant to this Assignment, Assignor is transferring all of Assignor’s Equity Ownership Percentage (the “Assigned Equity Ownership Percentage”) to Assignee.
D.    Capitalized terms not defined in this Assignment will have the meanings ascribed to such terms in the Company Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has SOLD, ASSIGNED, TRANSFERRED, CONVEYED, and DELIVERED, and by these presents hereby SELLS, ASSIGNS, TRANSFERS, CONVEYS, and DELIVERS unto Assignee, and Assignee hereby accepts, all the following-described property (the “Property”):

(a)	The Assigned Equity Ownership Percentage;

(b)	All right, title, and interest arising from the Assigned Equity Ownership Percentage;

(c)	All of the share of the profits and losses arising from the Assigned Equity Ownership Percentage as set forth in the Company Agreement;

(d)	All rights to the return of any contributions (whether cash or other property) to the Company arising from the Assigned Equity Ownership Percentage;

(e)	All rights to distributions from the Company arising from the Assigned Equity Ownership Percentage;

(f)	All cash and non-cash proceeds arising from the Assigned Equity Ownership Percentage;

(g)	The Capital Account arising from the Assigned Equity Ownership Percentage; and

(h)
All voting rights, management rights, tax matters partner rights (except with respect to the 2015 short-period Federal and state tax returns of the Company, for which Assignor shall continue to serve as tax matters partner), ownership rights, and all other rights and claims of any kind arising from the Assigned Equity Ownership Percentage.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any wise belonging unto Assignee and Assignee’s heirs and assigns forever, and Assignor does hereby bind itself, its heirs and assigns to warrant and forever defend all and singular the rights, titles, and interests assigned hereby unto Assignee, Assignee’s heirs and assigns, against every person whomsoever lawfully claiming or to claim the same or any part

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thereof. Unless otherwise agreed in writing by Assignor and Assignee, this Assignment is final, binding, irrevocable, and not subject to recession.
Assignor hereby represents and warrants to Assignee that: (i) Assignor is the sole legal and equitable owner and holder of all of the Property; (ii) Assignor has, and the authorized signatory below has, the full right, power, and authority to execute this Assignment and to sell and transfer the Property to Assignee; (iii) Assignor has duly executed and delivered this Assignment, and all action on the part of or on behalf of Assignor necessary for the authorization, execution, delivery and performance of this Assignment has been taken; (iv) the Property is transferred to Assignee free and clear of any and all claims, liens, security interests, pledges, and encumbrances; (v) the execution of this Assignment will not conflict with nor result in the breach or violation of or default under any term, condition, or provisions of any note, bond, indenture, license, lease, agreement, judgment, order, decree, law, rule, regulation, instrument, or obligation that Assignor is a party to or bound to; (vi) except for Assignor’s assignment and transfer to Assignee pursuant to this Assignment, Assignor has not, either before or on the effective date of this Assignment, assigned or transferred all or any part of Assignor’s right, title, or interest in the Company or the Property to any person or entity; and (vii) the Property represents all of Assignor’s interest of any kind (direct, indirect, beneficial or otherwise) in the Company and upon execution of this Assignment and except as otherwise provided herein, Assignor will have no further ownership or other right, title, interest of any kind in or to the Company or the Property. The representations, warranties, covenants, and assignments contained in this Assignment will survive the transfer of the Property made by this Assignment and the payment of the consideration therefor. Assignor will defend, hold harmless, and indemnify Assignee from and after the date of this Assignment against any and all loss, damage, liability, claim, or deficiency (including, without limitation, reasonable attorney’s fees and costs of courts) incurred by Assignee resulting from or incidental to any misrepresentation or breach of warranty by Assignor under this Assignment.
This Assignment will be governed by and construed in accordance with the internal laws of the State of Delaware. Any provision of this Assignment that is determined by a court of competent jurisdiction to be invalid or unenforceable will be ineffective only to the minimum extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Assignment or affecting the validity or enforceability of any provisions of this Assignment. This Assignment may be signed in any number of multiple counterparts which, when taken together, constitute one agreement enforceable against all parties. Additionally, for purposes of facilitating the execution of this Assignment: (i) the signature pages taken from separate individually executed counterparts of this Assignment may be combined to form multiple fully-executed counterparts and (ii) a facsimile signature or a signature sent by electronic mail will be deemed to be an original signature for all purposes.
[Remainder of page intentionally left blank.]
[Signature page follows.]

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IN WITNESS WHEREOF, this Assignment has been executed to be effective as of September 28, 2015.
ASSIGNOR:

CJUF II BLOCK 21 MEMBER, LLC, a Delaware limited liability company

By:	Canyon-Johnson Urban Fund II, L.P., a Delaware limited partnership, its member

By:	Canyon-Johnson Realty Advisors II, LLC,
a Delaware limited liability company, General Partner

By: /s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

ASSIGNEE:

STRATUS BLOCK 21 INVESTMENTS, L.P., a Texas limited partnership

By:	Stratus Block 21 Investments GP, L.L.C., a Texas limited liability company, General Partner

By: /s/ Erin D. Pickens
Name: Erin D. Pickens
Title: Senior Vice-President

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EXHIBIT “B”

RELEASE OF GUARANTOR

[Attached to this cover page is a copy of the Release of Guarantor.]

RELEASE OF GUARANTOR
This Release of Guarantor (this “Release”) is made and entered into effective as of September 28, 2015, by and among STRATUS PROPERTIES INC., a Delaware corporation (“Stratus Guarantor”), CANYON-JOHNSON URBAN FUND II, L.P., a Delaware limited partnership (“Canyon Guarantor”), CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (“Administrative Agent”), as administrative agent on behalf of and for the benefit of the Lenders. Capitalized terms used herein, but not otherwise defined herein, shall have the meaning given to such term in the Loan Agreement.

RECITALS
A.    Lenders made a ONE HUNDRED MILLION AND 00/100 DOLLAR ($100,000,000.00) loan to Borrower pursuant to that certain Term Loan Agreement dated as of September 30, 2013 (the “Loan Agreement”) by and between Borrower, Administrative Agent and Lenders, as evidenced by that certain Promissory Note dated September 30, 2013 (the “Note”), executed by Borrower and made payable to the order of Administrative Agent in the original principal amount of ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00).
B.    The Loan is secured in part by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated September 30, 2013, executed by Borrower to Administrative Agent covering certain property more particularly described therein (the “Property”), recorded under Document No. 2013180523 in the Official Public Records of Travis County, Texas.
C.    Borrower has requested and Lenders agreed to increase the amount of the Loan to ONE HUNDRED THIRTY MILLION DOLLARS ($130,000,000.00) in order to facilitate the purchase by an affiliate of Stratus Guarantor of the interest of an affiliate of Canyon Guarantor in Borrower in accordance with Section 4.13 of the Amended and Restated Operating Agreement of Borrower (the “Canyon Interest Purchase”) and in connection therewith Lenders agreed to release Canyon Guarantor from its obligations under that certain Guaranty Agreement dated as of September 30, 2013 and executed by Canyon Guarantor and Stratus Guarantor for the benefit of Administrative Agent and the Lenders (the “Guaranty”) and that certain Environmental Indemnification and Release Agreement dated as of September 30, 2013, executed by Borrower, Canyon Guarantor and Stratus Guarantor for the benefit of Administrative Agent and the Lenders (the “Environmental Indemnity”).
D.    In conjunction with the increase in the Loan from $100,000,000.00 to $130,000,000.00 and the closing of the Canyon Interest Purchase, Administrative Agent, on behalf of itself and the Lenders, has agreed to provide Canyon Guarantor with the following release.

RELEASE OF GUARANTOR (W Hotel - Canyon) - Page 1

RELEASE
NOW THEREFORE, for good and sufficient consideration, the receipt of which is hereby acknowledged by each of the parties, Administrative Agent on behalf of itself and the Lenders hereby agree as follows:

1.Administrative Agent and Lenders hereby RELEASE and FOREVER DISCHARGE Canyon Guarantor from any and all claims, debts, guaranties, demands, damages, expenses, actions, causes of action, and suits in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing or whether now known or not known, past, present or future, arising directly or indirectly out of any claims alleged or asserted in regard to the Guaranty, the Environmental Indemnity or the other Loan Documents. Administrative Agent and Lenders hereby RELEASE Canyon Guarantor from the Guaranty and the Environmental Indemnity. It is expressly agreed and understood that this Release should in no way release, effect or impair any of Stratus Guarantor’s obligations under the Guaranty or the Environmental Indemnity.
2.Administrative Agent represents and warrants that (i) it has full and complete authorization and power to execute this Release in the capacity herein stated, and (ii) this Release is a valid, binding and enforceable obligation of Administrative Agent and Lenders.
3.This Release may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
4.This Release shall be governed by and construed and interpreted in accordance with the laws of the State of Texas.
5.Borrower and Stratus Guarantor are joining in this Release for purposes of acknowledging the release of Canyon Guarantor and agreeing that such release does not affect the liability of Borrower under the Loan Documents or the liability of Stratus Guarantor under the Guaranty and the Environmental Indemnity. Stratus Guarantor acknowledges and ratifies all of its obligations under the Guaranty and the Environmental Indemnity.

[SIGNATURES ON FOLLOWING PAGES]

RELEASE OF GUARANTOR (W Hotel - Canyon) - Page 2

EFFECTIVE as of the date first written above.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
a national banking association

By: /s/ Jeff Hendricks_______________
Name: Jeff Hendricks
Title: Senior Vice President

GUARANTOR:

STRATUS PROPERTIES INC.,
a Delaware corporation

By: /s/ Erin D. Pickens
Name:    Erin D. Pickens
Title:    Sr. Vice President

BORROWER:

CJUF II STRATUS BLOCK 21 LLC,
a Delaware limited liability company
By:    Stratus Block 21 Investments, L.P.,
        a Texas limited partnership, Manager

By:	Stratus Block 21 Investments, GP, L.L.C., a Texas limited liability company, General Partner
By: /s/ Erin D. Pickens
Name:    Erin D. Pickens
Title:    Sr. Vice President

RELEASE OF GUARANTOR (W Hotel - Canyon) - Signature Page